                                                                    EXHIBIT 99.3


                   OFFICE OF THE COMPTROLLER OF THE CURRENCY
                            Washington, D. C. 20219


                                  FORM  10-QSB



  Mark One
    [x] Quarterly Report under Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarterly period ended June 30, 2001

                                      Or

    [_] Transition Report under Section 13 or 15(d) of the Securities Exchange Act of 1934 for the transition period from

           _________________________to____________________.

    Commission File Number:  N/A



                            REPUBLIC NATIONAL BANK
       (Exact name of small business issuer as specified in its charter)




             United States                                  76-0581832
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    I dentification No.)


                               6809 FM 1960 West
                                Houston, Texas
                   (Address of principal executive offices)

                                     77069
                                  (Zip Code)

                                 281-315-1100
                          (Issuer's telephone number)


Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act ("Act") during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and
(2) has been subject to such filing requirements for the past 90 days.

             Yes   X                                        No_____
                 -----

As of August 9, 2001, there were 1,922,000 shares of the registrant's common stock, par value $1.00 per share outstanding.

         CAUTIONARY STATEMENTS RELATING TO FORWARD-LOOKING STATEMENTS

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities, benefits from new technology, plans and objectives of management, and other matters. Statements in this document that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements include, without limitation, those relating to the future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, wherever they occur in this document, are necessarily estimates reflecting the best judgment of the senior management of Republic National Bank (the "Bank") and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

     . changes in interest rates and market prices, which could reduce the Bank's net interest margins, asset valuations and expense expectations;

     . the timing, impact and other uncertainties of the Bank's ability to establish a significant presence in new geographic service areas and capitalize on growth opportunities;

     . the failure of assumptions underlying the establishment of and provisions made to the allowance for loan losses;

     . changes in statutes and government regulations or their interpretations applicable to national banks;

     . the effects of vigorous competition in the markets in which the Bank operates, including the impact on revenues and earnings of competitive changes to existing price structures and underlying interest rates;

     . requirements imposed (or latitude allowed to competitors) by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, or state regulatory bodies;

     . general economic or business conditions that may be less favorable than expected, resulting in, among other things, lower than expected revenues or greater than expected credit problems among the Bank's customer and potential customer base;

     . the ability of the Bank to acquire, operate and maintain cost effective and efficient systems without incurring unexpectedly difficult or expensive but necessary technological changes;

     . the loss of senior management or operating personnel and the potential inability to hire qualified personnel at reasonable compensations levels; and

     .  adverse changes in debt and capital markets.

The words "estimate," "project," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this document and the other documents incorporated herein by reference. All written and oral forward-looking statements attributable to the Bank are expressly qualified in their entirety by these cautionary statements. The Bank undertakes no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                            REPUBLIC NATIONAL BANK

                             Index to Form 10-QSB



PART I.                                                                                   PAGE NO.
                                                                                          -------
ITEM 1.     Financial Statements

               Balance Sheets as of
               June 30, 2001 (unaudited) and December 31, 2000...........................     4

               Statements of Operations for the
               Three Months and Six Months ended June 30, 2001 and 2000 (unaudited)......     5

               Statement of Changes in Shareholders' Equity for the
               Six Months ended June 30, 2001 (unaudited)................................     6

               Statements of Cash Flows for the
               Six Months ended June 30, 2001 and 2000 (unaudited).......................     7

               Condensed Notes to Unaudited Interim Financial Statements.................     8

ITEM 2.     Management's Discussion and Analysis of Financial Condition and
            Results of Operations........................................................    10

PART II.

ITEM 1.     Legal Proceedings............................................................    21

ITEM 2.     Changes in Securities........................................................    21

ITEM 3.     Defaults Upon Senior Securities..............................................    21

ITEM 4.     Submission of Matters to a Vote of Security Holders..........................    21

ITEM 5.     Other Information............................................................    21

ITEM 6.     Exhibits and Reports on Form 8-K.............................................    21

SIGNATURES...............................................................................    22

                                    Part I.

ITEM 1.


Financial Statements
Republic National Bank
Balance Sheets

(Dollars in thousands, except share data)                                     June 30, 2001    December 31, 2000
-----------------------------------------------------------------------------------------------------------------
                                                                               (unaudited)
Assets
Cash and due from banks                                                          $ 18,013            $ 11,811
Federal funds sold                                                                 20,599               6,303
-----------------------------------------------------------------------------------------------------------------
     Total cash and cash equivalents                                               38,612              18,114

Investment securities held to maturity                                                991               3,477
Federal Reserve stock                                                                 631                 593

Loans                                                                             228,117             183,559
Less: allowance for loan losses                                                    (2,281)             (1,836)
-----------------------------------------------------------------------------------------------------------------
Loans, net                                                                        225,836             181,723

Premises and equipment, net                                                         6,577               5,516
Accrued interest receivable                                                         1,139               1,153
Other assets                                                                          485                 750
-----------------------------------------------------------------------------------------------------------------
     Total assets                                                                $274,271            $211,326
=================================================================================================================

Liabilities and shareholders' equity
Liabilities:
Deposits:
   Noninterest-bearing                                                           $ 66,662            $ 52,547
   Interest-bearing                                                               184,688             137,550
-----------------------------------------------------------------------------------------------------------------
     Total deposits                                                               251,350             190,097
Accrued interest payable                                                              618                 459
Other liabilities                                                                     713                 178
-----------------------------------------------------------------------------------------------------------------
     Total liabilities                                                            252,681             190,734
-----------------------------------------------------------------------------------------------------------------
Commitments and contingencies
Shareholders' equity
   Common stock, $1 par value; 5,000,000 shares authorized,
   1,922,000 shares issued and outstanding as of June 30, 2001
   and December 31, 2000                                                            1,922               1,922

   Additional paid-in capital                                                      19,098              19,098
   Retained earnings (accumulated deficit)                                            570                (428)
-----------------------------------------------------------------------------------------------------------------
     Total shareholders' equity                                                    21,590              20,592
-----------------------------------------------------------------------------------------------------------------

     Total liabilities and shareholders' equity                                  $274,271            $211,326
=================================================================================================================

  See accompanying condensed notes to unaudited interim financial statements.

Republic National Bank
Statements of Operations

                                                              Three months ended June 30,     Six months ended June 30,
------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands, except share and per share data)         2001           2000             2001          2000
---------------------------------------------------------------------------------------------------------------- -------
                                                                     (unaudited)                     (unaudited)
Interest income:
   Loans, including fees                                      $    4,752     $    2,918       $    9,196    $    4,870
   Federal Reserve stock                                               9              6               18            11
   Investment securities held to maturity                             15             63               52           127
   Interest on federal funds sold and interest-bearing
     deposits in financial institutions                              153             82              263           260
------------------------------------------------------------------------------------------------------------------------
        Total interest income                                      4,929          3,069            9,529         5,268
------------------------------------------------------------------------------------------------------------------------
Interest expense:
   Interest on interest-bearing deposits                           2,031          1,113            4,019         1,933
   Other                                                              --             42                3            42
------------------------------------------------------------------------------------------------------------------------
       Total interest expense                                      2,031          1,155            4,022         1,975
------------------------------------------------------------------------------------------------------------------------
Net interest income before provision for loan losses               2,898          1,914            5,507         3,293
Provision for loan losses                                            287            390              435           659
------------------------------------------------------------------------------------------------------------------------
        Net interest income after provision for loan losses        2,611          1,524            5,072         2,634
------------------------------------------------------------------------------------------------------------------------
Noninterest income:
   Service charges on deposits                                       201            101              372           176
   Other noninterest income                                          118             78              220           118
------------------------------------------------------------------------------------------------------------------------
       Total noninterest income                                      319            179              592           294
------------------------------------------------------------------------------------------------------------------------
Noninterest expense:
   Salaries and benefits                                           1,211            901            2,389         1,683
   Occupancy, net                                                    290            275              577           516
   Premises and equipment expense                                     85             62              164           114
   Service bureau fees                                               110             70              203           130
   Data processing fees                                               50             36               98            70
   Other                                                             377            365              717           583
------------------------------------------------------------------------------------------------------------------------
       Total noninterest expense                                   2,123          1,709            4,148         3,096
------------------------------------------------------------------------------------------------------------------------
Income (loss) before income tax provision (benefit)                  807             (6)           1,516          (168)
Federal income tax provision (benefit)
   Current                                                           320             64              572            50
   Deferred                                                          (42)           (66)             (54)         (108)
------------------------------------------------------------------------------------------------------------------------
     Total federal income tax provision (benefit)                    278             (2)             518           (58)
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                             $      529     $       (4)      $      998    $     (110)
========================================================================================================================
Earnings (loss) per share:
   Basic                                                      $     0.28     $       --       $     0.52    $    (0.07)
   Diluted                                                    $     0.27     $       --       $     0.52    $    (0.07)

Shares used in computing per share data:
   Basic                                                       1,922,000      1,913,000        1,922,000     1,560,000
   Diluted                                                     1,937,000      1,913,000        1,936,000     1,560,000


  See accompanying condensed notes to unaudited interim financial statements

Republic National Bank
Statement of Changes in Shareholders' Equity


                                                                                      Retained
                                                                                      earnings          Total
                                               Common stock       Additional        (accumulated    shareholders'
                                          ---------------------
(Dollars in thousands, except share data)    Shares    Dollars  paid-in capital       Deficit)         equity
------------------------------------------------------------------------------------------------------------------
                                                                  (unaudited)
Balance at December 31, 2000                1,922,000   $1,922      $19,098            $(428)          $20,592

Net income for period ended 06/30/2001              -        -            -              998               998
------------------------------------------------------------------------------------------------------------------
Balance at June 30, 2001                    1,922,000   $1,922      $19,098            $ 570           $21,590
==================================================================================================================



  See accompanying condensed notes to unaudited interim financial statements.

Republic National Bank
Statements of Cash Flows


                                                                            Six months ended June 30,
------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                                       2001             2000
------------------------------------------------------------------------------------------------------
                                                                                   (unaudited)
Cash flows from operating activities:
   Net income (loss)                                                        $    998        $   (110)
     Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
        Depreciation and amortization                                            205             172
        Provision for loan losses                                                435             659
        Gain on sale of investment securities                                    (11)              -
        Decrease (increase) in accrued interest receivable                        14            (270)
        Decrease (increase) in other assets                                      265            (441)
        Increase in accrued interest payable                                     159             115
        Increase in other liabilities                                            535             166
------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                      2,600             291
------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
   Net increase in loans                                                     (44,548)        (64,762)
   Proceeds from maturity of investment securities                             2,500               -
   Purchase of Federal Reserve Bank stock                                        (38)              -
   Purchases of bank premises and equipment                                   (1,269)         (1,371)
------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                        (43,355)        (66,133)
------------------------------------------------------------------------------------------------------

Cash flows from financing activities
   Net increase in deposit accounts                                           61,253          48,797
   Proceeds from the sale of common stock                                          -           9,000
------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                     61,253          57,797
------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                          20,498          (8,045)

Cash and cash equivalents at beginning of period                              18,114          29,715
------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                  $ 38,612        $ 21,670
======================================================================================================
Supplemental disclosure of cash flow information:
   Cash paid for interest                                                   $  3,863        $  1,860
   Taxes paid                                                                    177               -



  See accompanying condensed notes to unaudited interim financial statements.

                            REPUBLIC NATIONAL BANK

           CONDENSED NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

                                 JUNE 30, 2001



(1)  Basis of presentation

     In the opinion of management, the accompanying unaudited financial statements reflect all adjustments, consisting only of normal recurring adjustments necessary to present fairly the Bank's financial position at June 30, 2001, operations for the three month and six month periods ended June 30, 2001 and 2000, the changes in shareholders' equity for the six months ended June 30, 2001 and cash flows for the six months ended June 30, 2001 and 2000. These statements should be read in conjunction with the financial statements and accompanying notes included in our Annual Report on Form 10-KSB for the year ended December 31, 2000. The results of operations for the first six months of 2001 are not necessarily indicative of the results of operations or cash flows for a full-year period.

(2)  Provision for loan losses

     The allowance for loan losses is based on management's evaluation of the loan portfolio under current economic conditions and such other factors as, in management's best judgment, deserve recognition in determining the allowance and resultant provision for losses.

     The real estate properties securing a portion of the Bank's loans are primarily located in the Houston, Texas area. Accordingly, the ultimate collectibility of a portion of the Bank's loan portfolio is susceptible to changes in market conditions in the area.

     Management believes that the allowance for loan losses is adequate. While management uses available information to recognize loan losses, future additions to the allowance account may be necessary based on changes in economic conditions and regulatory environment.

(3)  Earnings (loss) per share

     Earnings (loss) per share (EPS) computations are as follows:

                                                                  Three months ended                  Three months ended
                                                                     June 30, 2001                      June 30, 2000
                                                                     -------------                      -------------
(Dollars in thousands, except per share data)                   Basic EPS       Diluted EPS         Basic EPS         Diluted EPS
                                                                                        (unaudited)
----------------------------------------------------------------------------------------------------------------------------------
Net income (loss) available to common shareholders              $      529       $      529         $       (4)       $       (4)
----------------------------------------------------------------------------------------------------------------------------------
Weighted-average shares outstanding                              1,922,000        1,922,000          1,913,000         1,913,000
----------------------------------------------------------------------------------------------------------------------------------
Weighted-average dilutive effect of stock option plans              N/A              15,000             N/A                N/A
----------------------------------------------------------------------------------------------------------------------------------
Adjusted weighted-average shares outstanding                     1,922,000        1,937,000          1,913,000         1,913,000
----------------------------------------------------------------------------------------------------------------------------------
Earnings (loss) per share                                       $     0.28       $     0.27         $        -        $        -
----------------------------------------------------------------------------------------------------------------------------------

                                                                   Six months ended                   Six months ended
                                                                     June 30, 2001                      June 30, 2000
                                                                     -------------                      -------------
    (Dollars in thousands, except per share data)                 Basic EPS        Diluted EPS        Basic EPS        Diluted EPS
                                                                                            (unaudited)
  -------------------------------------------------------------------------------------------------------------------------------
  Net income (loss) available to common shareholders              $      998       $      998        $     (110)       $     (110)
  -------------------------------------------------------------------------------------------------------------------------------
  Weighted-average shares outstanding                              1,922,000        1,922,000         1,560,000         1,560,000
  -------------------------------------------------------------------------------------------------------------------------------
  Weighted-average dilutive effect of stock option plans              N/A              14,000            N/A               N/A
  -------------------------------------------------------------------------------------------------------------------------------
  Adjusted weighted-average shares outstanding                     1,922,000        1,936,000         1,560,000         1,560,000
  -------------------------------------------------------------------------------------------------------------------------------
  Earnings (loss) per share                                       $     0.52       $     0.52        $   ( 0.07)       $   ( 0.07)
  -------------------------------------------------------------------------------------------------------------------------------


(4)  Recent financial accounting standards

The Financial Accounting Standards Board's Statement No. 133 (Statement 133), Accounting for Derivative Instruments and for Hedging Activities, requires companies to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Statement 133 requires that changes in fair value of a derivative be recognized currently in earnings unless specific hedge accounting criteria are met. Upon implementation of Statement 133, hedging relationships may be redesignated and securities held to maturity may be transferred to available for sale or trading. The Financial Accounting Standards Board's Statement No. 137 (Statement 137), Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of Statement No. 133, deferred the effective date of Statement 133 to fiscal years beginning after June 15, 2000. The Financial Accounting Standards Board's Statement No. 138 (Statement 138), Accounting for Certain Derivative Instruments and Certain Hedging Activities, amended the accounting and reporting under Statement 133 for certain derivative instruments, hedging activities, and decisions made by the Derivatives Implementation Group. The Bank adopted these statements on January 1, 2001. The implementation of Statement 133 did not have an impact on its financial statements, as the Bank had no derivative instruments.

The Financial Accounting Standards Board's Statement No. 140 (Statement 140), Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liability, replaced the Financial Accounting Standards Board's Statement No. 125 (Statement 125), Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, but carries over most of Statement 125's provisions without change. Statement 140 elaborates on the qualifications necessary for a special-purpose entity, clarifies sales accounting criteria in certain circumstances, refines accounting for collateral, and adds disclosures for collateral, securitizations, and retained interests in securitized assets. This statement should be applied prospectively and is effective for transactions occurring after March 31, 2001. Disclosure requirements of this statement and any changes in accounting for collateral were effective for fiscal years ending after December 15, 2000. The Bank has adopted the disclosure requirements and does not expect the remaining provisions of Statement 140 to have a material impact on its financial statements.

The Financial Accounting Standards Board's Statement No. 141 (Statement 141), Accounting for Business Combinations, supercedes Accounting Principles Board Opinion No. 16 and requires that any business combination initiated after June 30, 2001 be accounted for using the purchase method instead of the pooling of interests method. The implementation of Statement 141 did not have an impact on the Bank's financial statements as it had no business combinations during the quarter.

The Financial Accounting Standards Board's Statement No. 142 (Statement 142), Accounting for Goodwill and Intangible Assets, supercedes Accounting Principles Board Opinion No. 16 and prohibits the amortization of goodwill acquired after June 30, 2001. Statement 142 also requires testing for impairment annually and is effective for fiscal years beginning after December 15, 2001. The implementation of Statement 142 did not have an impact on the Bank's financial statements as the Bank had no goodwill or other intangible assets at June 30, 2001.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

OVERVIEW

The Bank is a national banking association which began operations on November 13, 1998. The Bank offers a diversified range of commercial and personal banking products and services to small- and medium-sized businesses and consumers located primarily in the Houston metropolitan area. The Bank presently has four (4) full-service banking offices located in Houston. The Bank expects to open a fifth banking office in August 2001 at the intersection of Highway 290 and Windfern in Northwest Houston. The Bank offers checking accounts, savings accounts, certificates of deposit, bank-by-mail and 24-hour depository facilities, drive-up banking, cashier's checks, travelers checks, savings bonds, consumer loans, commercial loans, commercial payroll accounts, merchant bank card services, cash management services, safe deposit boxes and online banking services. The Bank's business emphasis is to provide personal, responsive and dependable banking services to individuals, professionals and owner-operated businesses. The Bank does not presently offer trust services. Through Star-NET, the Bank's online banking product, customers can view their account information, transfer funds and download information to a personal finance software program. Online bill payment services are also available for an additional fee.

Total assets at June 30, 2001 and December 31, 2000 were $274.3 million and $211.3 million, respectively. Loans were $228.1 million at June 30, 2001, an increase of $44.6 million or 24.3% from $183.6 million at December 31, 2000. Deposits at June 30, 2001 and December 31, 2000 were $251.4 million and $190.1 million, respectively, an increase of $61.3 million or 32.2%. The growth in loans and deposits was primarily due to a strong local economy and the efforts of our officers. Shareholder equity grew $1.0 million or 4.9% from $20.6 million at December 31, 2000 to $21.6 million at June 30, 2001.


RESULTS OF OPERATIONS

Six months ended June 30, 2001 compared with the same period in 2000

Interest income

Interest income for the six months ended June 30, 2001 was $9.5 million, an increase of $4.2 million, or 79.2%, from interest income for the six months ended June 30, 2000. The increase in interest income was due almost entirely to an increase in the average earning asset base. A decrease in interest rates of 32 basis points, and a difference of one day during the period, offset the increase by $548,000.

Interest expense

Interest expense on deposits and other borrowings was $4.0 million for the six months ended June 30, 2001, compared with $2.0 million for the six months ended June 30, 2000. The increase in interest expense was primarily attributable to an increase of $79.5 million in the average interest-bearing liabilities during the six month period ended June 30, 2001 compared with the same period in 2000. The average rate paid on interest-bearing liabilities was 5.09% for the six month period ended June 30, 2001, an increase of 12 basis points compared with the same period in 2000.

Net interest income

Net interest income before the provision for loan losses for the six months ended June 30, 2001 was $5.5 million, compared to $3.3 million for the six months ended June 30, 2000, an increase of 66.7%. Growth in average loan balances primarily accounted for the increase in net interest income, partially offset by a decline in interest rates, for the six month period ended June 30, 2001 compared to the same period in 2000.



The following unaudited table presents for the periods indicated the total dollar amount of average balances, interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed in both dollars and rates. No tax equivalent adjustments are reflected in the table and all average balances are daily average balances. Nonaccruing loans have been included in the table as loans carrying a zero yield.

                                                                 Six months ended June 30,
                                   --------------------------------------------------------------------------------------
                                                          2001                                      2000
-------------------------------------------------------------------------------------------------------------------------
                                         Average                     Average       Average                     Average
                                       outstanding      Interest      yield/     outstanding      Interest      yield/
                                         balance     income/expense  rate (1)     balance      income/expense  rate (1)
-------------------------------------------------------------------------------------------------------------------------
Assets:                                                           (Dollars in thousands)
Interest-earning assets
  Loans                                  $200,815         $9,196       9.23%       $101,226         $4,871       9.68%
  Investment securities                     2,251             70       6.23           4,349            138       6.38
  Time deposits                               815             17       4.15               -              -          -
  Federal funds sold                       10,234            246       4.85           8,425            259       6.20
-------------------------------------------------------------------------------------------------------------------------
Total interest-bearing assets            $214,115         $9,529       8.97%       $114,000         $5,268       9.29%
-------------------------------------------------------------------------------------------------------------------------
Cash and due from banks                    13,395                                     8,229
Premises and equipment                      5,977                                     4,825
Other assets                                2,678                                     2,895
Allowance for loan losses                  (1,991)                                     (972)
-------------------------------------------------------------------------------------------------------------------------
     Total assets                        $234,174                                  $128,977
-------------------------------------------------------------------------------------------------------------------------
Liabilities:
Interest-bearing liabilities
  Savings                                $  1,192         $   11       1.94%       $    624         $    6       1.99%
  Money market checking and savings        74,890          1,480       3.99          46,287          1,041       4.52
  Time deposits                            83,196          2,528       6.12          31,722            886       5.61
-------------------------------------------------------------------------------------------------------------------------
  Total savings and time deposits        $159,278         $4,019       5.09%       $ 78,633         $1,933       4.94%
-------------------------------------------------------------------------------------------------------------------------
Repurchase agreements and other
  borrowed funds                              108              3       6.00           1,290             42       6.59
-------------------------------------------------------------------------------------------------------------------------
  Total interest-bearing liabilities     $159,386         $4,022       5.09%       $ 79,923         $1,975       4.97%
-------------------------------------------------------------------------------------------------------------------------
Noninterest-bearing liabilities:
  Demand deposits                          52,295                                    33,241
  Other liabilities                         1,231                                       583
-------------------------------------------------------------------------------------------------------------------------
  Total liabilities                       212,912                                   113,747
-------------------------------------------------------------------------------------------------------------------------
Shareholders' equity                       21,262                                    15,230
-------------------------------------------------------------------------------------------------------------------------
  Total liabilities and equity           $234,174                                  $128,977
=========================================================================================================================
Net interest income                                       $5,507                                    $3,293
=========================================================================================================================
Net yield on interest-earning assets                                   5.19%                                     5.81%
=========================================================================================================================

     (1)  Annualized


     The following unaudited table presents the dollar amount of changes in interest income and interest expense for the major components of interest-earning assets and interest-bearing liabilities and distinguishes between the increase (decrease) related to outstanding balances, the volatility of interest rates and the increase (decrease) related to the change in number of days due to the leap year.

                                                                Six months ended June 30, 2001 versus  2000
------------------------------------------------------------------------------------------------------------------------------------
                                                                   Increase (decrease)
                                                                     Due to change in
                                                   -------------------------------------------------
                                                           Volume         Rate           Days            Rate/Volume       Total
------------------------------------------------------------------------------------------------------------------------------------
                                                                               (Dollars in thousands)
Interest income
  Loans                                                    $4,780         $(448)          $(27)            $  20            $4,325
------------------------------------------------------------------------------------------------------------------------------------
  Investment securities                                       (66)           (2)            (1)                1               (68)
  Time deposits                                                17             -              -                 -                17
  Federal funds sold                                           56           (69)            (1)                1               (13)
------------------------------------------------------------------------------------------------------------------------------------
    Total interest-earning assets                           4,787          (519)           (29)               22             4,261
------------------------------------------------------------------------------------------------------------------------------------
Interest expense
  Money market checking and savings                           650          (204)            (6)                4               444
  Time deposits                                             1,432           210             (5)                5             1,642
------------------------------------------------------------------------------------------------------------------------------------
    Total savings and time deposits                         2,082             6            (11)                9             2,086
------------------------------------------------------------------------------------------------------------------------------------
  Repurchase agreements and other borrowed funds              (39)            -              -                 -               (39)
------------------------------------------------------------------------------------------------------------------------------------
    Total interest-bearing liabilities                      2,043             6            (11)                9             2,047
------------------------------------------------------------------------------------------------------------------------------------
Changes in net interest income                             $2,744         $(525)          $(18)            $  13            $2,214
====================================================================================================================================


     Provision for loan losses

     The provision for loan losses was $435,000 for the six months ended June 30, 2001 compared with $659,000 for the six months ended June 30, 2000, a decrease of $224,000 or 34.0%. The Bank has recorded a provision in an amount necessary to maintain the allowance for loan losses at a level of at least one (1%) percent of the outstanding loans at all times. The reserve also makes provision for loans that the Bank has specifically identified as requiring a specific allowance for loan losses. Although no assurance can be given, management believes that the allowance for loan losses is adequate to cover losses inherent in the loan portfolio at June 30, 2001 considering the Bank's historical loss experience, delinquency trends and current economic conditions. Management regularly reviews the Bank's loan loss allowance as its loan portfolio grows and diversifies. (See "Financial Condition--Allowance for Loan Losses")

     Noninterest income

     The Bank's primary source of noninterest income is service charges on deposit accounts and other banking service-related fees. Noninterest income for the six months ended June 30, 2001 and 2000 was $592,000 and $294,000, respectively, an increase of $298,000 or 101.4%. The increase was primarily due to growth in the number of customers and services rendered. Noninterest income as a percent of net interest income, after the provision for loan losses, was 11.7% and 11.2% for the six months ended June 30, 2001 and 2000, respectively.

     Noninterest expense

     For the six months ended June 30, 2001, noninterest expense totaled $4.1 million, an increase of $1.0 million, or 32.3% from the $3.1 million during the six months ended June 30, 2000. The growth in noninterest expense was primarily due to an increase in employee compensation and benefits. All noninterest expense categories reflected increases due to the Bank's continued growth and the need to provide services to effectively accommodate such growth.


     The following unaudited table presents for the six months ended June 30, 2001 and 2000 the major categories of noninterest expense:

                                                                      Six months ended June 30,
----------------------------------------------------------------------------------------------------------------------
                                                                     2001                  2000          % Increased
----------------------------------------------------------------------------------------------------------------------
                                                                       (Dollars in thousands)
Employee compensation and benefits                                  $2,389                $1,683             41.9%
Net occupancy expenses, including furniture
   and equipment                                                       741                   630             17.6
Data processing equipment and technology                                98                    70             40.0
Data service bureau                                                    203                   130             56.2
Other expenses                                                         717                   583             23.0
----------------------------------------------------------------------------------------------------------------------
     Total noninterest expense                                      $4,148                $3,096             34.0%
======================================================================================================================


Three months ended June 30, 2001 compared with the same period in 2000

Interest income

Interest income for the three months ended June 30, 2001 was $4.9 million, an increase of $1.8 million, or 58.1%, from the three months ended June 30, 2000. The increase in interest income was due primarily to an increase in the average earning asset base. A decrease in rates of 85 basis points, and a difference of one day during the period, offset the increase by $530,000.

Interest expense

Interest expense on deposits and other borrowings was $2.0 million for the three months ended June 30, 2001, compared with $1.2 million for the three months ended June 30, 2000. The increase in interest expense was primarily attributable to an increase of $82.6 million in the average interest-bearing liabilities during the three month period ended June 30, 2001 compared with the same period in 2000. The average rate paid on interest-bearing liabilities was 4.78% for the three month period ended June 30, 2001, a decrease of 51 basis points compared with the same period in 2000.

Net interest income

Net interest income before the provision for loan losses for the three months ended June 30, 2001 was $2.9 million, compared to $1.9 million for the three months ended June 30, 2000, an increase of 52.6%. Growth in average loan balances primarily accounted for the increase in net interest income for the three month period ended June 30, 2001 compared to the same period in 2000.

The following unaudited table presents for the periods indicated the total dollar amount of average balances, interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed in both dollars and rates. No tax equivalent adjustments are reflected in the table and all average balances are daily average balances. Nonaccruing loans have been included in the table as loans carrying a zero yield.

                                                                  Three months ended June 30,
-----------------------------------------------------------------------------------------------------------------------
                                                                       2001                                     2000
-----------------------------------------------------------------------------------------------------------------------
                                         Average                      Average      Average                     Average
                                       outstanding      Interest       yield/    outstanding      Interest      yield/
                                         balance     income/expense   rate (1)     balance     income/expense  rate (1)
-----------------------------------------------------------------------------------------------------------------------
Assets:                                                           (Dollars in thousands)
Interest-earning assets
  Loans                                  $211,989         $4,752       8.99%       $120,212         $2,919       9.74%
-----------------------------------------------------------------------------------------------------------------------
  Investment securities                     1,681             26       6.26           4,350             69       6.35
  Time deposits                             1,602             17       4.10               -              -          -
  Federal funds sold                       12,424            134       4.33           4,595             81       7.10
-----------------------------------------------------------------------------------------------------------------------
Total interest-bearing assets            $227,696         $4,929       8.68%       $129,157         $3,069       9.53%
-----------------------------------------------------------------------------------------------------------------------
Cash and due from banks                    14,059                                     9,091
Premises and equipment                      6,305                                     5,097
Other assets                                2,701                                     3,650
Allowance for loan losses                  (2,083)                                   (1,154)
-----------------------------------------------------------------------------------------------------------------------
     Total assets                        $248,678                                  $145,841
-----------------------------------------------------------------------------------------------------------------------
Liabilities:
Interest-bearing liabilities
  Savings                                $  1,277         $    6       1.98%       $    709         $    4       1.99%
  Money market checking and savings        78,755            698       3.55          46,963            552       4.73
  Time deposits                            90,473          1,327       5.88          37,688            557       5.95
-----------------------------------------------------------------------------------------------------------------------
  Total savings and time deposits        $170,505         $2,031       4.78%       $ 85,360         $1,113       5.24%
-----------------------------------------------------------------------------------------------------------------------
Repurchase agreements and other
  borrowed funds                                -              -          -           2,547             42       6.68
-----------------------------------------------------------------------------------------------------------------------
  Total interest-bearing liabilities     $170,505         $2,031       4.78%       $ 87,907         $1,155       5.29%
-----------------------------------------------------------------------------------------------------------------------
Noninterest-bearing liabilities:
  Demand deposits                          55,530                                    37,754
  Other liabilities                         1,134                                       722
-----------------------------------------------------------------------------------------------------------------------
  Total liabilities                       227,169                                   126,383
-----------------------------------------------------------------------------------------------------------------------
Shareholders' equity                       21,509                                    19,458
-----------------------------------------------------------------------------------------------------------------------
  Total liabilities and equity           $248,678                                  $145,841
=======================================================================================================================
Net interest income                                       $2,898                                    $1,914
=======================================================================================================================
Net yield on interest-earning assets                                   5.10%                                     5.96%
=======================================================================================================================

     (1)  Annualized

     The following unaudited table presents the dollar amount of changes in interest income and interest expense for the major components of interest-earning assets and interest-bearing liabilities and distinguishes between the increase (decrease) related to outstanding balances, the volatility of interest rates and the increase (decrease) related to the change in number of days due to the leap year.


                                                         Three months ended June 30, 2001 versus  2000
------------------------------------------------------------------------------------------------------------
                                                           Increase (decrease)
                                                             Due to change in
                                                     -------------------------------
                                                       Volume       Rate     Days     Rate/Volume    Total
------------------------------------------------------------------------------------------------------------
                                                                     (Dollars in thousands)
Interest income
  Loans                                                $2,204       $(392)  $  (52)      $  73      $1,833
------------------------------------------------------------------------------------------------------------
  Investment securities                                   (42)          -        -          (1)        (43)
  Time deposits                                            16           -        -           -          16
  Federal funds sold                                      137         (85)      (1)          2          53
------------------------------------------------------------------------------------------------------------
    Total interest-earning assets                       2,315        (477)     (53)         74       1,859
------------------------------------------------------------------------------------------------------------
Interest expense
  Money market checking and savings                       374        (229)      (8)         11         148
  Time deposits                                           774         (16)     (15)         27         770
------------------------------------------------------------------------------------------------------------
    Total savings and time deposits                     1,148        (245)     (23)         38         918
------------------------------------------------------------------------------------------------------------
  Repurchase agreements and other borrowed funds          (42)          -        -           -         (42)
------------------------------------------------------------------------------------------------------------
    Total interest-bearing liabilities                  1,106        (245)     (23)         38         876
------------------------------------------------------------------------------------------------------------
Changes in net interest income                         $1,209       $(232)  $  (30)      $  36      $  984
============================================================================================================


     Provision for loan losses

     The provision for loan losses was $287,000 for the three months ended June 30, 2001 and $390,000 for the three months ended June 30, 2000, a decrease of $103,000 or 26.4%. The Bank has recorded a provision so that the reserve equals at least one (1%) percent of the outstanding loans at all times. This reserve also makes provision for loans that the Bank has specifically identified as requiring a specific allowance for loan losses. Although no assurance can be given, management believes that the present allowance for loan losses is adequate to cover losses inherent in the loan portfolio at June 30, 2001 considering loss experience, delinquency trends and current economic conditions. Management regularly reviews the Bank's loan loss allowance as its loan portfolio grows and diversifies. (See..."Financial Condition--Allowance for Loan Losses")

     Noninterest income

     Noninterest income is service charges on deposit accounts and other banking service-related fees. Noninterest income for the three months ended June 30, 2001 and 2000 was $319,000 and $179,000, respectively, an increase of $140,000 or 78.2%. The increase was primarily due to growth in the number of customers and services rendered. Noninterest income as a percent of net interest income, after provision for loan losses, was 12.2% and 11.7% for the three months ended June 30, 2001 and 2000, respectively.

     Noninterest expense

     For the three months ended June 30, 2001, noninterest expense totaled $2.1 million, an increase of $400,000, or 23.5% from the $1.7 million during the three months ended June 30, 2000. The growth in noninterest expense was primarily due to an increase in employee compensation and benefits. All noninterest expense categories reflected increases due to the Bank's continued growth and the need to provide services to effectively accommodate such growth.

     The following unaudited table presents for the three months ended June 30, 2001 and 2000 the major categories of noninterest expense:

                                                          Three months months ended June 30,
----------------------------------------------------------------------------------------------------------------
 (Dollars in thousands)                                         2001               2000            % Increased
----------------------------------------------------------------------------------------------------------------
 Employee compensation and benefits                           $1,211              $  901               34.4%
 Net occupancy expenses, including
    furniture and fixtures                                       375                 337               11.3
 Data processing equipment and technology                         50                  36               38.9
 Data service bureau                                             110                  70               57.1
 Other expenses                                                  377                 365                3.3
----------------------------------------------------------------------------------------------------------------
      Total noninterest expense                               $2,123              $1,709               24.2%
================================================================================================================


     FINANCIAL CONDITION

     Total assets increased to $274.3 million at June 30, 2001, up $63.0 million or 29.8% from $211.3 million at December 31, 2000. Total loans of $228.1 million at June 30, 2001 represented a $44.5 million or 24.2% increase compared with $183.6 million in loans at December 31, 2000. Growth in cash and cash equivalents accounted for the remaining asset growth.

     The following unaudited table summarizes the Bank's loan portfolio by type as of June 30, 2001 and December 31, 2000:

                                                 June 30, 2001                 December 31, 2000
          (Dollars in thousands)             Amount        Percent           Amount         Percent
          -------------------------------------------------------------------------------------------
          Commercial                        $ 98,713         43.3%          $ 76,872          41.9%
          Real estate                        108,593         47.6             91,720          50.0
          Individual                          19,329          8.5             13,762           7.5
          Other                                1,482          0.6              1,205           0.6
          -------------------------------------------------------------------------------------------
          Total loans                       $228,117        100.0%          $183,559         100.0%
          ===========================================================================================


     The Bank's primary lending focus is on commercial loans and owner-occupied real estate loans to local businesses. Typically, the Bank's customers have financing requirements between $100,000 and $500,000. The Bank makes commercial loans primarily to small- and medium-sized businesses and to professionals. The Bank offers a variety of commercial loan products including revolving lines of credit, letters of credit, working capital loans and loans to finance accounts receivable, inventory and equipment. Many of the Bank's commercial loans have floating rates, are for varying terms (generally not exceeding three years), are personally guaranteed by the business owner and are secured by accounts receivable, inventory and/or other business assets. In addition to commercial loans secured solely by non-real estate business assets, the Bank makes commercial loans that are secured by owner-occupied real estate, as well as other business assets. The Bank's commercial mortgage loans are secured by first liens on real estate, typically have floating interest rates and amortize over a 15 year period with balloon payments due at the end of three years.

     In underwriting commercial real property loans, consideration is given to the property's operating history, future operating projections, current and projected occupancy, location and physical condition. The underwriting analysis also includes credit checks, appraisals and a review of the borrower's financial condition. The Bank makes loans to finance the construction of residential and, to a lesser extent, nonresidential properties. Construction loans generally are secured by first liens on real estate and have floating interest rates. The Bank conducts periodic inspections, either directly or through an architect or other agent, prior to approval of periodic draws on these loans. Underwriting guidelines similar to those described above with respect to commercial real property are also used in the Bank's construction lending activities. The Bank also makes automobile, boat, home improvement and other loans to consumers, primarily those who have other deposit or loan relationships with the Bank.


     Nonperforming assets

     The Bank has several procedures in place to assist it in maintaining the overall quality of its loan portfolio. The Bank has established underwriting guidelines to be followed by its officers, and, when applicable, will also monitor delinquency levels for any negative or adverse trends. The Bank's loan review procedures include approval of lending policies and underwriting guidelines by the Board of Directors, annual independent loan review, approval of large credit relationships by the Bank's loan committee and loan quality documentation procedures. There can be no assurance, however, that the Bank's loan portfolio will not become subject to increasing pressures from deteriorating borrower credit due to general economic conditions.

     A loan is placed on nonaccrual status when the loan reaches a past due status of at least 90 days or the loan officer believes the loan may be partially uncollectible. At June 30, 2001, the Bank had one nonaccrual loan in the amount of $220,000. There were no nonaccrual loans at December 31, 2000. At June 30, 2001 and December 31, 2000, the Bank had one restructured loan in the amount of $235,000.


     Allowance for loan losses

     The allowance for loan losses is a reserve established through charges to earnings in the form of a provision for loan losses. Management has established an allowance for loan losses which it believes is adequate for estimated losses in the Bank's loan portfolio. The Bank follows a loan review program to evaluate the credit risk in the loan portfolio. Through the loan review process, the Bank maintains an internally classified loan watch list which, along with a delinquency list of loans, helps management assess the overall quality of the loan portfolio and the adequacy of the allowance for loan losses. In making its evaluation, management considers factors such as growth in the loan portfolio, the diversification by industry of the Bank's commercial loan portfolio, the effect of changes in the local real estate market on collateral values, the effects on the loan portfolio of current economic indicators and their probable impact on borrowers, the amount of charge-offs for the period, the amount of nonperforming loans and related collateral security and the evaluation of its loan portfolio by the loan review function. Charge-offs occur when a loan is deemed to be uncollectible.

     The allowance for loan losses at June 30, 2001 was $2.3 million compared with $1.8 million at December 31, 2000. Each of the foregoing amounts constitutes 1.0% of loans outstanding at the respective reporting dates. Management and the directors of the Bank committed to regulators during the Bank's charter application process that the Bank will maintain, for the foreseeable future, a reserve amount of at least 1.0% of loans outstanding as losses derived from the Bank's loan portfolio are estimated to be currently at this level. As of June 30, 2001 and December 31, 2000, $1,292,000 and $673,000, respectively, of loans had been classified as "substandard". Loans which are substandard are those loans with clear and defined weaknesses such as a highly-leveraged position, unfavorable financial ratios, uncertain repayment sources, or poor financial condition, any or all of which may jeopardize recoverability of the debt.

     The following unaudited table presents an analysis of the allowance for loan losses and other related data for the six months ended June 30, 2001 and the year ended December 31, 2000:

                                                       Six months ended            Year ended
                                                         June 30, 2001          December 31, 2000
                    -------------------------------------------------------------------------------
                                                                (Dollars in thousands)
                     Balance, beginning of period          $   1,836                $     716
                     Provision for loan losses                   435                    1,204
                     Loans charged off                           (13)                     (84)
                     Recoveries                                   23                        -
                    -------------------------------------------------------------------------------
                     Net recoveries (charge offs)                 10                      (84)
                    -------------------------------------------------------------------------------
                     Balance, end of period                $   2,281                $   1,836
                    ===============================================================================

     The following unaudited table reflects the allocation of the allowance for loan losses among various categories of loans and provides certain other information for the dates indicated. The allocation is made for analytical purposes and is not necessarily indicative of the categories in which future losses may occur. The total allowance is available to absorb losses from loans.

                                                                June 30, 2001         December 31, 2000
     ----------------------------------------------------------------------------------------------------
                                                                       (Dollars in thousands)
      Balance of allowance for loan losses applicable to:
        Commercial and industrial                                 $     897              $      750
        Real Estate                                                     948                     739
        Individual                                                      211                      94
        Other                                                           225                     253
     ----------------------------------------------------------------------------------------------------
             Total allowance for loan losses                      $   2,281              $    1,836
     ====================================================================================================

     Where management is able to identify specific loans or categories of loans where specific amounts of allowance are required, allocations are assigned to those loans. Federal regulators also require that a bank maintain an allowance that is sufficient to absorb an estimated amount of unidentified potential losses based on management's perception of economic conditions, loan portfolio growth, historical charge-off experience and exposure concentrations. Management of the Bank will monitor the above conditions and is committed to maintaining an adequate allowance.

     Investment securities

     Based on management's assessment of the market environment and the Bank's financial condition, no security purchases were made during the year ended December 31, 2000 or the six months ended June 30, 2001 and a portion of the Bank's investment securities were called for redemption during the six months ended June 30, 2001 due to the downward movement in interest rates.

     Investment securities held to maturity at June 30, 2001 and December 31, 2000 mature as follows:

                                                June 30, 2001              December 31, 2000
                                      -------------------------------------------------------------
                                          Amortized       Market       Amortized         Market
                                             cost         value           cost           value
---------------------------------------------------------------------------------------------------
                                                            (Dollars in thousands)
Due in one year or less                   $   250        $    251       $    500       $    500
Due after one year through five years         741             759          2,977          2,983
Due after five years through ten years          -               -              -              -
Due after ten years                             -               -              -              -
---------------------------------------------------------------------------------------------------
                                          $   991        $  1,010       $  3,477       $  3,483
===================================================================================================

     Deposits

     The Bank's deposits increased to $251.4 million at June 30, 2001, up from $190.1 million at December 31, 2000, an increase of $61.3 million or 32.2%. The increase was due to Bank officers generating increased deposit activity. Management believes that the increase in noninterest-bearing deposits is even more significant, since noninterest-bearing demand deposits are typically an indicator of the sort of business banking relationships that constitute the Bank's target market. Noninterest-bearing deposits reached $66.7 million at June 30, 2001, up from $52.5 million at December 31, 2000, an increase of 26.9%. For the six months ended June 30, 2001, interest-bearing deposits increased $47.1 million or 34.2% from $137.6 million at December 31, 2000 to $184.7 million at June 30, 2001.

     The daily average balances and weighted average rates paid on deposits for the three months ended June 30, 2001 and the year ended December 31, 2000 are presented below:

                                                       Three months ended       Year ended
                                                         June 30, 2001       December 31, 2000
     ----------------------------------------------------------------------------------------------
                                                               (Dollars in thousands)
      Interest-bearing demand deposits              $   78,755    3.55%      $   57,342   4.79%
      Savings                                            1,277    1.98              777   1.93
      Time                                              90,473    5.88           45,478   6.16
     ----------------------------------------------------------------------------------------------
        Total interest-bearing deposits                170,505    4.78          103,597   5.37
      Non-interest-bearing deposits                     55,530       -           37,388      -
     ----------------------------------------------------------------------------------------------
      Total deposits                                $  226,035    3.60%      $  140,985   3.98%
     ==============================================================================================

     Management believes the slight erosion of the demand versus time deposits will continue.

     Capital resources

     Shareholders' equity stood at $21.6 million at June 30, 2001, up $1.0 million or 4.9% from $20.6 million at December 31, 2000. The ratio of shareholders' equity to total assets was 7.9% at June 30, 2001, compared with 9.7% on December 31, 2000. Management believes that shareholders' equity is generally consistent with projections made for the Bank's initial periods of operation.

     Capital management consists of providing equity to support both current and future operations. The Bank is subject to capital adequacy requirements imposed by the Board of Governors of the Federal Reserve ("Federal Reserve") and the Office of the Comptroller of the Currency ("OCC"). Both the Federal Reserve and the OCC have adopted risk-based capital requirements. The following unaudited table provides a comparison of the Bank's leverage and risk weighted capital ratios as of June 30, 2001 with the minimum and well capitalized regulatory standards:

                                                                                        To be well capitalized under
                                    Actual at                    For capital              prompt corrective action
                                  June 30, 2001               adequacy purposes                  provisions
                            -------------------------     ------------------------     ------------------------------
                               Amount        Ratio           Amount        Ratio             Amount      Ratio
---------------------------------------------------------------------------------------------------------------------
                                                           (Dollars in thousands)
       Total capital
(to risk-weighted assets)     $23,871        10.3%           $18,491        8.0%           $23,114        10.0%

      Tier 1 capital
(to risk-weighted assets)      21,590         9.3%             9,246        4.0%            13,869         6.0%

    Tier 1 capital
 (to average assets)           21,590         8.7%             9,947        3.0% (1)        12,433         5.0%
=====================================================================================================================

(1) The OCC may require the Bank to maintain a leverage ratio above the required minimum.

                                   PART II.


ITEM 1.  LEGAL PROCEEDINGS

The Bank expects from time to time to become a party to or otherwise involved in legal proceedings arising in the normal course of business. Management does not believe that there is any pending or threatened proceeding against the Bank which, if determined adversely, would have a material effect on the Bank's business, financial condition or results of operation.

ITEM 2.  CHANGES IN SECURITIES

Not applicable.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

Not applicable.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 19, 2001, the Bank held its Annual Meeting of Shareholders to consider and act upon the following items:

(a) At the Annual Meeting, the shareholders of the Bank approved the Agreement and Plan of Reorganization dated as of May 30, 2001 ("Agreement") by and among the Bank, Republic Bancshares of Texas, Inc. (the "Company") and RBT Holdings, Inc. and the related Plan of Consolidation to be entered into among the Company, the Bank and RNB Interim Bank, N.A. upon the terms and subject to the conditions set forth in the Agreement. There were a total of 1,409,124 shares voted in favor of the approval of the Agreement, 1,000 shares voted against approval of the Agreement and no abstentions.

(b)  The following directors were elected for a one year term at the Annual
     Meeting: C. P. Bryan, Donn C. Fullenweider, William H. Gray, James C. Hassell and Wayne C. Owen. A total of 1,409,024 shares were voted in favor of and 1,100 shares were withheld from voting for Mr. Bryan, a total of 1,397,924 shares were voted in favor of and 12,200 shares were withheld from voting for Mr. Fullenweider, a total of 1,404,024 shares were voted in favor of and 6,100 were withheld from voting for each of Mr. Gray and Mr. Owen and 1,403,924 shares were voted in favor of and 6,200 shares were withheld from voting for Mr. Hassell.

(c) At the Annual Meeting, the shareholders of the Bank adopted the Republic National Bank Employee Stock Purchase Plan. A total of 1,348,124 shares were voted in favor of the Plan, 2,000 were voted against the Plan and 60,000 shares abstained from voting.


ITEM 5.  OTHER INFORMATION

Not applicable.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

(a) No reports on Form 8-K were filed by Republic National Bank during the three months ended June 30, 2001.

SIGNATURES

Pursuant to the regulations of the Office of the Comptroller of the Currency and in accordance with the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        Republic National Bank
                                        ----------------------
                                         (Registrant)



                                        By:  /s/ C. P. Bryan
                                           ------------------------------
                                        C. P. Bryan
                                        Chairman of the Board, President and
                                        Chief Executive Officer



                                        By:  /s/ Stanley H. Florance
                                           ------------------------------
                                        Stanley H. Florance
                                        Executive Vice President-Administration
                                        and Chief Financial Officer


                                        Dated:  August 9, 2001